EXHIBIT 24

POWER OF ATTORNEY

      Know all by these presents, that the undersigned

hereby constitutes and appoints each of David L. Morash,

Patrick Gray and Helen Chao, signing singly, the

undersigned?s true and lawful attorney-in-fact to:

      (1) prepare, execute in the undersigned?s

name and on the undersigned?s behalf, and submit to

the U.S. Securities and Exchange Commission (the

?SEC?) a Form ID, including amendments thereto,

and any other documents necessary or appropriate to

obtain codes and passwords enabling the undersigned

to make electronic filings with the SEC of reports

required by Section 16(a) of the Securities Exchange

Act of 1934 or any rule or regulation of the SEC;

      (2) execute for and on behalf of the

undersigned, in the undersigned?s capacity as a

director of Axesstel, Inc. (the ?Company?), Forms 3,

4 and 5 in accordance with Section 16(a) of the

Securities Exchange Act of 1934 and the rules

thereunder;

      (3)  do and perform any and all acts for and

on behalf of the undersigned which may be necessary

or desirable to complete and execute any such Form

ID or Form 3, 4 or 5 and file such form with the

United States Securities and Exchange Commission

and any stock exchange or similar authority; and

      (4) take any other action of any type

whatsoever in connection with the foregoing which, in

the opinion of such attorney-in-fact, may be of benefit

to, and in the best interest of, or legally required by,

the undersigned.

      The undersigned hereby grants to each such attorney-

in-fact full power and authority to do and perform any and

every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers

herein granted, as fully to all intents and purposes as the

undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and

confirming all that such attorney-in-fact, or such attorney-in-

fact?s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and rights and powers herein granted.  The undersigned acknowledges that the

foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the

Company assuming, any of the undersigned?s responsibilities

to comply with Section 16 of the Securities Exchange Act of

1934.

      This Power of Attorney shall remain in full force and

effect until the undersigned is no longer required to file Forms

3, 4 and 5 with respect to the undersigned?s holdings of and transactions in securities issued by the Company, unless

earlier revoked by the undersigned in a signed writing

delivered to the foregoing attorneys-in-fact.

      IN WITNESS WHEREOF, the undersigned has

caused this Power of Attorney to be executed as of this 2nd

day of December, 2005.

       Si

gnature  /s/

Scott Fox

 Print Name:  Scott Fox

[Notary Seal]

State of California )

   )      ss.

County of San Diego )

Subscribed and sworn to before me on this 28th day of

October, 2005, by Scott Fox, proved to me on the

basis of satisfactory evidence to be the person who

appeared before me.

       /s/

Kenneth C. Shook

 Notary Public